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                                                                    Exhibit 10.9

               1989 STOCK COMPENSATION PLAN AND PREDECESSOR PLANS
                            OF U.S. TRUST CORPORATION

                  AS AMENDED AND RESTATED THROUGH JULY 1, 1997


                             SECTION 1. INTRODUCTION

1.1      PURPOSE

         The Plan hereinafter set forth represents a continuation of certain stock-based compensation plans maintained by U.S. Trust Corporation before its merger with The Chase Manhattan Corporation ("Chase") pursuant to the Agreement and Plan of Merger dated as of November 18, 1994 between Chase and U.S. Trust Corporation (the "Merger Agreement"). The plans so continued are (i) all portions of the 1989 Stock Compensation Plan of U.S. Trust Corporation other than Section 2 thereof and any other provisions of such plan to the extent they relate to stock options (such continued portions are referred to herein as the "Prior Plan"), (ii) the 1988 Long-Term Performance Plan of U.S. Trust Corporation, and (iii) the Long-Term Performance Plan of U.S. Trust Corporation (the plans described in (ii) and (iii) are referred to herein as the "Predecessor Plans").

         As set forth herein, the Prior Plan and the Predecessor Plans were amended, restated and renamed effective as of September 1, 1995 (a) to reflect the transfer of the Prior Plan and the Predecessor Plans to and their adoption by the Corporation, and the Corporation's assumption of and becoming solely responsible for all liabilities and obligations of U.S. Trust Corporation under the Prior Plan and the Predecessor Plans, effective immediately before the "New Holdings Distribution", as defined in the Merger Agreement, (b) to consolidate the Prior Plan and the Predecessor Plans, as so transferred and adopted, into a single plan, and (c) to reflect the "Distribution" and the "Merger", as defined in the Merger Agreement. The Plan has been further amended to make certain changes in the Plan's Earnings Crediting Options effective as of July 1, 1996, and to make certain changes in the provisions of Section 4.6 effective as of July 1, 1997.

         The purpose of this Plan is to set forth the terms under which payment will be made with respect to Restricted Common Shares, Performance Share Units and Benefit Equalization Units awarded to Participants under the Prior Plan and Predecessor Plans. No new Restricted Common Shares, Performance Share Units or Benefit Equalization Units shall be awarded to any Participant under this Plan.
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1.2      DEFINITIONS

         As used herein, the following terms shall have the following meanings:

         "Adjusted Number" shall mean, with respect to the Phantom Share Units and Benefit Equalization Units standing to a Participant's credit under the Plan immediately prior to the Effective Time, an adjusted number of such units determined by dividing (i) the product of (A) the number of such Phantom Share Units, or Benefit Equalization Units, as the case may be, multiplied by (B) the Average Market Value of one Common Share of U.S. Trust Corporation during the 30-day period ending on the day immediately preceding the Chase Merger Closing Date, by (ii) the Average When-Issued Market Value of one common share of the Corporation.

         "AFFILIATED COMPANIES" shall mean (i) with respect to U.S. Trust Corporation, each of its direct or indirect subsidiaries, and (ii) with respect to the Corporation, each of its direct or indirect subsidiaries.

         "AVERAGE MARKET VALUE" shall mean, with respect to one Common Share as of any date or with respect to any period, the mean between the per-share high and low prices for the Common Shares on such date, or on each trading day during such period, as quoted on the NASDAQ National Market System, or, if the Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "AVERAGE WHEN-ISSUED MARKET VALUE" shall mean, with respect to one common share of the Corporation, the amount representing the 10-day average of the daily average of the high bid and low asked prices for such share in the over-the-counter market as reported by the National Quotation Bureau Incorporated on a "when-issued" basis on each of the 10 trading days immediately preceding the Chase Merger Closing Date.

         "AWARD" shall mean the award of Performance Share Units made to a Participant for an Open Cycle pursuant to Section 4.1 of the Prior Plan.

         "BENEFICIARY" shall mean the person or persons designated by a Participant in accordance with Section 6.9 to receive any amount, or any Common Shares, payable under the Plan upon the Participant's death.

         "BENEFIT EQUALIZATION UNIT," "PERFORMANCE SHARE UNIT" and "PHANTOM SHARE UNIT" shall mean a unit of measurement equivalent to one Common Share, with none of the attendant rights of a shareholder of such share, including, without limitation, the right to vote such share and the right to receive dividends thereon, except to the extent otherwise specifically provided herein.

         "BOARD OF DIRECTORS" shall mean the Board of Directors of the Corporation.

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         "BUSINESS DAY" shall mean any day on which Common Shares are traded on the Nasdaq National Market System or, if Common Shares are not traded on such system, on such other securities market or securities exchange on which such shares are traded as the Committee shall determine.

         "CHANGE IN CONTROL" shall mean that any of the following events has occurred after the Chase Merger Closing Date:

                   (i) 20% or more of the Common Shares has been acquired by any person (as defined by Section 3(a)(9) of the Securities Exchange Act of 1934) other than directly from the Corporation;

                  (ii) there has been a merger or equivalent combination after which 49% or more of the voting shares of the surviving corporation is held by persons other than former shareholders of the Corporation; or

                  (iii) 20% or more of the directors elected by shareholders to the Board of Directors are persons who were not nominated by the Board of Directors or the Executive Committee of the Board of Directors in the most recent proxy statement of the Corporation;

provided, however, that notwithstanding anything in the Plan to the contrary, no Change in Control shall be deemed to have occurred, and no rights arising upon a Change in Control as provided in Sections 3.6, 4.7 and 5.4 shall exist, to the extent that the Board of Directors so directs by resolution adopted prior to the Change in Control, or not later than 45 days after the Change in Control if the percentage of Common Shares acquired or directors elected under clause (i) or
(iii) of the foregoing definition of Change in Control shall be at least 20% but less than 25%. Any resolution of the Board of Directors adopted in accordance with the provisions of this definition directing that a Change in Control shall be deemed not to have occurred for purposes of this Plan and that Sections 3.6,
4.7 and 5.4, or any of such Sections shall not become effective, may be rescinded or countermanded at any time with or without retroactive effect.

         "CHASE MERGER CLOSING DATE" shall mean the "Closing Date", as defined in Section 1.2 of the Merger Agreement.

         "COMMITTEE" shall mean the Compensation and Benefits Committee of the Board of Directors.

         "COMMON SHARES" shall mean (i) prior to the Chase Merger Closing Date, the common shares ($1.00 par value per share) of U.S. Trust Corporation, and
(ii) after the Chase Merger Closing Date, the common shares ($1.00 par value per share) of the Corporation.

         "CORPORATION" shall mean New USTC Holdings Corporation, which will assume the name of "U.S. Trust Corporation" as of the time the New Holdings Distribution is effective.

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         "DETERMINED VALUE" shall mean the higher of (i) the highest bid price per Common Share during the twelve months immediately preceding the date of a Change in Control, or (ii) the highest price per Common Share actually paid in connection with any Change in Control (including, without limitation, prices paid in any subsequent merger or combination with any entity that acquires control of the Corporation).

         "DIVIDEND PAYMENT DATE" shall mean the date on which a dividend is paid on Common Shares.

         "EFFECTIVE TIME" shall mean "Effective Time" as defined in Section 1.3 of the Merger Agreement.

         "401(k) PLAN" shall mean the 401(k) Plan and ESOP of United States Trust Company of New York and Affiliated Companies.

         "OPEN CYCLES" shall mean the Performance Cycles (as defined in the Prior Plan) established under Section 4 of the Prior Plan for the periods ending, respectively, on December 31, 1995, and on December 31, 1996.

         "PARTICIPANT" shall mean any employee or former employee of the Corporation, U.S. Trust Corporation, or any of their Affiliated Companies who, immediately prior to the Chase Merger Closing Date, had any unpaid amount, Phantom Share Unit, Benefit Equalization Unit, or any Performance Share Unit for any Open Cycle standing to his or her credit under the Prior Plan or any of the Predecessor Plans.

         "PRIME RATE" shall mean, with respect to any calendar month, the prime rate as quoted by United States Trust Company of New York on the last business day of such month.

         "RESTRICTED COMMON SHARES" shall mean Common Shares which are subject to Restrictions, and any new, additional or different securities a Participant may become entitled to receive with respect to such shares by virtue of a stock split or stock dividend or any other change in corporate or capital structure of U.S. Trust Corporation or the Corporation.

         "RESTRICTED PERIOD" shall mean the period of time during which Restricted Common Shares are subject to Restrictions as provided in Section 3.

         "RESTRICTIONS" shall mean the restrictions applicable to Restricted Common Shares as provided in Section 3.

1.3      ADMINISTRATION

         The Plan shall be administered by the Committee. A majority of the members of the Committee shall constitute a quorum. The Committee may act at a meeting, including a telephone

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meeting, by action of a majority of the members present, or without a meeting by unanimous written consent. The Committee shall have the authority, in its discretion, to establish from time to time guidelines or regulations for the administration of the Plan, interpret the Plan, cause appropriate records to be established, and make all determinations and take all other actions considered necessary or advisable for the administration of the Plan.

         All decisions, actions or interpretations of the Committee under the Plan shall be final, conclusive and binding upon all parties.


                          SECTION 2. AUTHORIZED SHARES

2.1      MAXIMUM NUMBER OF COMMON SHARES AVAILABLE FOR AWARDS

         Subject to Section 2.2 but notwithstanding any other provision of the Plan, the number of Common Shares that may be distributed to Participants pursuant to this Plan shall be limited to (i) 400,000 Common Shares, plus (ii) a number of Common Shares equal to the total number of additional Phantom Share Units and Benefit Equalization Units credited to Participants with respect to dividends paid on Common Shares pursuant to Sections 4.5 and 5.2.

2.2      ADJUSTMENT IN MAXIMUM NUMBER OF SHARES

         As of the Effective Time, the number of Common Shares that may be distributed to Participants pursuant to this Plan, as specified in clause (i) of
Section 2.1, shall be adjusted so as to equal the sum of (w) the aggregate number of Phantom Share Units to be credited to Participants pursuant to the first sentence of Section 4.2(d) and the first sentence of Section 4.2(e)(iv),
(x) the aggregate Adjusted Number of Phantom Share Units determined for Participants under Section 4.3(d), (y) the aggregate Adjusted Number of Benefit Equalization Units determined for Participants under Section 5.1, and (z) 4,500 Common Shares.

2.3      SOURCE OF SHARES

         The Common Shares distributed under the Plan may be authorized and unissued shares, shares held in the treasury of the Corporation, or shares purchased on the open market by the Corporation (at such time or times and in such manner as it may determine); provided, however, that Restricted Common Shares (other than any such shares that are shares of Chase common stock) shall be distributed from shares held in the treasury of the Corporation. The Corporation shall be under no obligation to acquire Common Shares for distribution to Participants before payment in Common Shares is due.

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                       SECTION 3. RESTRICTED COMMON SHARES

3.1      AWARDS OF RESTRICTED COMMON SHARES

         Restricted Common Shares awarded to a Participant under the Prior Plan shall remain subject to the same Restrictions, for the same Restricted Period, as applied with respect to such shares under Section 3.2 of the Prior Plan. Such Restrictions shall be binding on the Corporation and on the Participants and their Beneficiaries.

3.2      RESTRICTIONS AND RESTRICTED PERIOD

         All Common Shares of the Corporation and all shares of Chase common stock received with respect to a Participant's Restricted Common Shares pursuant to the Distribution and the Merger shall be treated as Restricted Common Shares for purposes of this Plan, and shall be subject to the same Restrictions, for the same Restricted Period, as applied to the shares with respect to which they were received.

3.3       RIGHTS AS SHAREHOLDERS

         Except for the Restrictions referred to in Sections 3.1 and 3.2, and subject to the forfeiture provisions described in Section 3.5, each Participant shall have, with respect to his or her Restricted Common Shares, all rights of a holder of Common Shares including the right to receive all dividends or other distributions made or paid in respect of such shares and the right to vote such shares at regular or special meetings of the shareholders of the Corporation.

3.4      DELIVERY OF SHARES

         A Participant's Restricted Common Shares shall be held in the Participant's name in a book entry account maintained by the Corporation. At the conclusion of the Restricted Period imposed with respect to a Participant s Restricted Common Shares, or upon the prior approval of the Committee as provided in Section 3.5, and subject to the satisfaction of the applicable tax withholding requirements provided in Section 6.8, certificates representing such Restricted Common Shares will be delivered to the Participant or, if the Participant has died, to the Participant's Beneficiary, free of all Restrictions.

3.5      TERMINATION OF EMPLOYMENT

         In the event of any Participant's termination of employment with the Corporation and its Affiliated Companies, all of the Participant's Restricted Common Shares which are then still subject to Restrictions will be forfeited by the Participant and become the property of the Corporation. However, the Committee may, if the Committee in its sole discretion determines that the circum-

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stances warrant such action, approve the delivery to the Participant of all or any part of the Restricted Common Shares which would otherwise be forfeited pursuant to this Section, upon such conditions as it shall determine.

3.6      CHANGE IN CONTROL

          Upon the occurrence of a Change in Control, all Restricted Periods shall end, the Restrictions applicable to all Restricted Common Shares shall lapse, and in lieu of delivery of such shares to the Participants free from such Restrictions as provided in Section 3.4, the Corporation's obligation in respect of such shares shall be discharged by payment to each of the applicable Participants of a single cash lump sum. The amount of such cash lump sum shall be determined by multiplying the number of Restricted Common Shares held in the Participant's name by the Determined Value of one Common Share. The single cash lump sum amount so determined, reduced by any taxes withheld pursuant to Section 6.8, shall be paid to the Participant as soon as practicable following the Change in Control.


                       SECTION 4. PERFORMANCE SHARE UNITS

4.1      PERFORMANCE SHARE UNIT AWARDS FOR OPEN CYCLES

         At the Effective Time, all Performance Goals (as defined in the Prior
Plan) determined for each of the Open Cycles pursuant to Section 4.1 of the Prior Plan shall be deemed to have been fully met, and all Performance Share Units awarded to each Participant for each of the Open Cycles pursuant to
Section 4.1 of the Prior Plan shall be deemed to have been fully earned.

4.2       PAYMENT OF AWARDS FOR OPEN CYCLES

         Payment with respect to a Participant's Award for an Open Cycle shall be made in accordance with the following provisions:

         (a) The total amount payable with respect to a Participant's Award for an Open Cycle shall be equal to the product of (i) the sum of (A) the number of Performance Share Units awarded to the Participant for such cycle and (B) the number of additional Performance Share Units credited to the Participant with respect to such Award pursuant to Section 4.1 of the Prior Plan on account of dividends paid on Common Shares after the start of such cycle and before the Chase Merger Closing Date, multiplied by (ii) the Average Market Value of one Common Share during the 30-day period ending on the day immediately preceding the Chase Merger Closing Date.

         (b) The portion of the total amount payable with respect to a Participant's Award for an Open Cycle which the Participant has not elected to defer pursuant to an election made by the Participant under Section 4.4 of the Prior Plan (the "Non-Deferred Portion of the Participant's Award") shall be paid to the Participant as soon as practicable after the close of such cycle. In the

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case of a Participant whose employment with the Corporation and its Affiliated
Companies terminates after the Chase Merger Closing Date but before the end of the cycle by reason of death, disability or retirement, payment of the Non-Deferred Portion of the Participant's Award for such cycle shall be made as of the first day of the month following the date of such termination of the Participant's employment (the Participant's "Termination Date").

         (c) Payment with respect to 50% of the Non-Deferred Portion of a Participant's Award for an Open Cycle shall be made in the form of a single lump-sum cash payment. Such payment shall include interest on 50% of the Non-Deferred Portion of the Participant's Award, which shall be credited at the Prime Rate for each calendar month or portion thereof in the period from the Chase Merger Closing Date to the end of the cycle or, if earlier, the last day of the month in which the Participant's Termination Date occurs.

         (d) With respect to the remaining 50% of the Non-Deferred Portion of a Participant's Award for an Open Cycle, the Participant shall be credited, as of the Chase Merger Closing Date, with a number of Phantom Share Units ("PSU's") determined by dividing (i) the dollar value of 50% of the Non-Deferred Portion of the Participant's Award, by (ii) the Average When-Issued Market Value of one common share of the Corporation. As of each Dividend Payment Date occurring after the Chase Merger Closing Date but before the end of such cycle or, if earlier, the last day of the month in which the Participant's Termination Date occurs, the Participant shall also be credited hereunder with a number of additional PSU's determined by first (x) multiplying (A) the number of PSU's standing to the Participant's credit under this Section 4.2(d) on the date such dividend was declared, by (B) the per-share dollar amount of the dividend so paid, and then (y) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date. Payment with respect to such remaining 50% of the Non-Deferred Portion of the Participant's Award shall be made in the form of (1) a number of Common Shares equal to the number of whole PSU's standing to the Participant's credit under this Section 4.2(d) as of the last day of the month preceding the month in which such payment is made, and (2) a cash payment in an amount determined by multiplying (A) any fractional part of a PSU standing to the Participant's credit as of such last day, by (B) the Average Market Value of one Common Share on the business day immediately preceding the date on which such payment is made.

         (e) The portion of a Participant's Award for an Open Cycle which the Participant has elected to defer pursuant to an election made by the Participant under Section 4.4 of the Prior Plan (the "Deferred Portion" of the Participant's Award) shall be credited to the "Account" established for the Participant under
Section 4.3, in accordance with the following provisions:

                   (i) The Deferred Portion of a Participant's Award for an Open Cycle shall be credited to the Participant's Account as of the first day of the month following the close of such cycle or, if earlier, on the first day of the month following the Participant's Termination Date.

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                  (ii) The Deferred Portion of a Participant's Award shall be credited to the "Interest Portion" and to the "PSU Portion" (as defined in Section 4.3) of the Participant's Account in such percentages as the Participant specified in the deferral election made by the Participant with respect to such Award pursuant to Section 4.4 of the Prior Plan.

                  (iii) That part of the Deferred Portion of a Participant's Award for an Open Cycle which the Participant elected to have credited to the Interest Portion of his or her Account shall be credited to the Interest Portion together with interest on the amount to be so credited, calculated at the Prime Rate, for each calendar month or portion thereof in the period from the Chase Merger Closing Date to the end of the cycle or, if earlier, the last day of the month in which the Participant's Termination Date occurs.

                  (iv) With respect to that part of the Deferred Portion of a Participant's Award for an Open Cycle which the Participant elected to have credited to the PSU Portion of his or her Account, the Participant shall be credited, as of the Chase Merger Closing Date, with a number of PSU's determined by dividing (A) the dollar value of that part of the Deferred Portion by (B) the Average When-Issued Market Value of one common share of the Corporation. As of each Dividend Payment Date occurring after the Chase Merger Closing Date but before the end of such cycle or, if earlier, the last day of the month in which the Participant's Termination Date occurs, the Participant shall be credited hereunder with a number of additional PSU's determined by first (x) multiplying (A) the number of PSU's standing to the Participant's credit under this Section 4.2(e)(iv) on the date such dividend was declared, by (B) the per-share dollar amount of the dividend so paid, and then (y) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date. That part of the Deferred Portion of a Participant's Award for an Open Cycle that is to be credited to the PSU Portion of the Participant's Account shall be credited thereto in the form of a number of PSU s equal to the total number of PSU's standing to the Participant's credit under this Section 4.2(e)(iv) as of the time the Deferred Portion of the Participant's Award is to be credited to the Participant's Account as provided in clause (i) above.

         (f) Notwithstanding any other provisions in Section 4.1 or in this
Section 4.2 to the contrary, a Participant whose employment terminates prior to the end of any Open Cycle for any reason other than death, disability or retirement shall not be entitled to receive any payment with respect to the Participant's Award for such cycle, or to have any portion of such Award deferred pursuant to any election the Participant may have made under Section
4.4 of the Prior Plan, except to the extent that the Committee, in its sole discretion, otherwise determines.

4.3      ACCOUNTS FOR DEFERRED AWARDS

         As of the time this Plan is adopted by the Corporation, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, a separate account ("Account") for each Participant, to reflect the Participant's interest in the Deferred Portion of the Participant's

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Awards for Open Cycles, and in all amounts which the Participant elected to defer under the Prior Plan and the Predecessor Plans that remained unpaid or that had not yet become payable as of the time of the adoption of this Plan. The Account so established for each Participant shall be maintained in accordance with the following provisions:

         (a) The Account established for each Participant shall consist of two sub-accounts referred to herein, respectively, as the "Interest Portion" and the "PSU Portion".

         (b) As of the time this Plan is adopted by the Corporation, the Interest Portion of each Participant's Account shall be credited with an amount equal to the aggregate amount of the balances, determined as of the close of business on the day preceding the Chase Merger Closing Date, of the Interest Portion of the Accounts maintained for the Participant under the Prior Plan and the Predecessor Plans. For purposes of the foregoing, the balance of the Interest Portion of a Participant's Account under the Long-Term Performance Plan of U.S. Trust Corporation, as determined as of the close of business on such preceding day, shall reflect the crediting of interest to the "R.O.E. Balance" (as defined in Section 7F of such plan) of the Interest Portion of the Participant's Account (i) for the fiscal year 1994, based on a deemed "R.O.E." (as defined in Section 7F of such plan) for U.S. Trust Corporation for such year of 20%; and (ii) for all periods beginning on January 1, 1995 and ending at the close of business on the day preceding the Chase Merger Closing Date, based on the "Earnings Crediting Options" (as defined in Section 7G(iii) of such plan) in effect for the R.O.E. Balance for such periods pursuant to the election made by the Participant under such plan.

         (c) As of the time this Plan is adopted by the Corporation, the PSU Portion of each Participant's Account shall be credited with a number of PSU s equal to the aggregate number of PSU's included in the balances, determined as of the close of business on the day preceding the Chase Merger Closing Date, of the PSU Portion of the Participant's Accounts under the Prior Plan and the Predecessor Plans.

         (d) As of the Effective Time, the number of PSU's credited to the PSU Portion of a Participant's Account hereunder pursuant to (c) above shall be adjusted so as to equal the Adjusted Number of such PSU s.

         (e) The Interest Portion and the PSU Portion of a Participant's Account shall be credited with amounts in respect of the Deferred Portion of a Participant's Award for any Open Cycle, at the time and in the manner provided in Section 4.2(e).

         (f) The Interest Portion and the PSU Portion of a Participant's Account shall be adjusted from time to time to reflect all interest or Earnings (as defined in Section 4.4), and all additional PSU's, to be credited to such Portions pursuant to Sections 4.4 and 4.5, and all payments made with respect to such Portions pursuant to Section 4.6.

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         (g) A Participant's interest in his or her Account shall be fully vested and nonforfeitable at all times.

4.4      CREDITS TO INTEREST PORTION

         In the case of any Participant whose employment with U.S. Trust Corporation and its Affiliated Companies terminated prior to January 1, 1994, interest shall continue to be credited to the Interest Portion of such Participant's Account hereunder in accordance with the applicable provisions of the Prior Plan and the Predecessor Plans as in effect at the time of such Participant's termination of employment, for all periods ending after the Chase Merger Closing Date, until payment with respect to the Interest Portion of such Participant's Account has been made in full; provided, however, that interest on the R.O.E. Balance of the Interest Portion of any such Participant's Account under the Long-Term Performance Plan of U.S. Trust Corporation shall be credited at the Prime Rate for all periods ending after the Chase Merger Closing Date. In the case of each other Participant, the Interest Portion of the Participant's Account shall be credited with Earnings for periods beginning on and after July 1, 1996 in accordance with the following provisions:

         (a) As of the last day of each calendar month, each part of the balance of the Interest Portion of a Participant's Account for which a separate Earnings Crediting Option (as hereinafter defined) is in effect under this Section 4.4 shall be credited with an amount determined by multiplying such part of the balance by a percentage corresponding to the Applicable Rate of Return (as hereinafter defined) for such month under such Earnings Crediting Option. The amount so credited (which may be positive or negative depending on whether the Applicable Rate of Return for the month is positive or negative) is referred to herein as "Earnings".

         (b) For purposes of this Section 4.4, the term "Earnings Crediting Option" shall mean, as of any date of reference on or after July 1, 1996, any one of the following: the S&P 500 Index, the Lehman Bros. Government/Corporate Bond Index, the IBC's Money Fund Report First Tier Average, and the Prime Rate.

         Notwithstanding the foregoing, the Committee may at any time, in its sole discretion, determine (i) that any option referred to in the preceding paragraph shall cease to constitute an Earnings Crediting Option for purposes of this Section 4.4, or (ii) that any other index or hypothetical investment fund or referenced rate of return shall constitute an Earnings Crediting Option for purposes of this Plan. Participants shall be notified in writing, at least 45 days in advance, of any change in the Plan's Earnings Crediting Options.

         (c) The "Applicable Rate of Return" for any month shall mean (i) in the case of the S&P 500 Index, the percentage, as determined by the Committee, by which (A) the value of such Index as of the last business day of such month, as adjusted to reflect all income earned for such month on the securities included in such Index, exceeds, or is less than, (B) the value of such Index as of the last business day of the immediately preceding month, determined without taking such adjustment into

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account; (ii) in the case of the Lehman Bros. Government/Corporate Bond Index, the percentage, as determined by the Committee, by which the value of such Index as of the last business day of such month exceeds, or is less than, the value of such Index as of the last business day of the immediately preceding month; (iii) in the case of the IBC's Money Fund Report First Tier Average, the rate of return corresponding to the 7-day compounded yield for such Average, for the period ending on, or most recently prior to, the last day of such month; (iv) in the case of the Prime Rate Option, the rate of return corresponding to the Prime Rate for such month; and (v) in the case of any other Earnings Crediting Option, the rate of return applicable for such month, as determined by the Committee in its sole discretion.

         (d) Each Participant for whom an Account was being maintained on May 15, 1996 shall make an initial election as to the Earnings Crediting Options that are to apply with respect to the Interest Portion of his or her Account on and after July 1, 1996. Such election shall be made in writing, on a form provided by the Committee for such purpose, and such form shall be filed with the Committee by no later than June 14, 1996. In such election form, the Participant shall specify, by percentages (which must be even multiples of 5%) the respective parts of the balance of the Interest Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. If a Participant fails to make such election by June 14, 1996, the Participant shall be deemed to have selected the Prime Rate as the Earnings Crediting Option to apply to the entire balance of the Interest Portion. The Earnings Crediting Options selected in the initial election made by a Participant (or deemed to have been selected by a Participant) pursuant to the preceding sentence shall remain in effect for the Interest Portion of the Participant's Account until the Participant makes an election in accordance with (e) below to change such Earnings Crediting Options.

         (e) A Participant may change the Earnings Crediting Options that are to apply with respect to the Interest Portion of his or her Account by making a new election hereunder. Such new election shall be made in writing, on a form which is provided by the Committee for this purpose and which the Participant files with the Committee. In such form, the Participant shall specify, by percentages (which must be even multiples of 5%), the respective parts of the balance of the Interest Portion that are to be credited with Earnings under each of the Earnings Crediting Options designated by the Participant in such form. The Participant's new election shall become effective as of the first day of the calendar month following the date on which such election is filed with the Committee, provided that it is so filed at least 15 days prior to such first day. The Earnings Crediting Options selected by the Participant in such new election shall remain in effect until the Participant again changes his election with respect to the Interest Portion of his or her Account in accordance with this Section 4.4(e).

         (f) The Interest Portion of a Participant's Account shall continue to be credited with Earnings in accordance with the provisions of this Section 4.4 until all payments required to be made with respect to the Interest Portion under Section 4.6 have been made. For this purpose, any payments made under
Section 4.6 with respect to the Interest Portion of the Participant's Account will be deemed to have been made pro rata from the respective parts of the balance of the Interest Portion that are subject to separate Earnings Crediting Options.

4.5      CREDITS TO PSU PORTION

         As of each Dividend Payment Date, the PSU Portion of each Participant's Account shall be credited with additional PSU's the number of which shall be determined by first (i) multiplying the number of PSU's standing to the Participant's credit in the PSU Portion of the Participant's Account on the date such dividend was declared by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date.

4.6      PAYMENT OF DEFERRED AWARDS

         In the case of any Participant whose employment with U.S. Trust Corporation and its Affiliated Companies terminated prior to July 1, 1997, any amounts remaining to be paid with respect to such Participant's Account as of such date shall be paid in accordance with the applicable provisions of the Plan, the Prior Plan or the Predecessor Plans in effect at the time of such Participant's termination of employment. In the case of each other Participant, payment with respect to the Participant's Account shall be made in accordance with the following provisions:

         (a) The balances of the Interest Portion and the PSU Portion of a Participant's Account shall become payable upon the Participant's termination of employment with the Corporation and all of its Affiliated Companies for any reason. For this purpose, a Participant who ceases active employment by reason of disability but who becomes entitled to receive benefit payments under the long-term disability plan maintained by the Corporation or any of its Affiliated Companies shall be treated as continuing to be employed with the Corporation and its Affiliated Companies during all periods for which he or she continues to receive benefit payments under such plan.

         (b) Unless at the time a Participant's Account becomes payable there is in effect for the Participant an election under (c) below, payment with respect to the Interest Portion and the PSU Portion of the Participant's Account shall be made in the form of a series of 10 annual installments, payable in accordance with the following provisions:

                    (i) the first such installment payment shall be made on the last Business Day of February of the calendar year following the year in which the Participant's employment with the Corporation and all of its Affiliated Companies terminates, and the remaining installment payments shall be made on the last Business Day of February of each succeeding year.

                   (ii) each installment payment to be made with respect to the Interest Portion of a Participant's Account shall be made in cash, in an amount determined by dividing (A) the balance of the Interest Portion determined as of the last day of the calendar year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made. The last such installment payment shall include Earnings credited to the Interest Portion for the month preceding the month in which such payment is made.

                  (iii) each installment payment to be made with respect to the PSU Portion of a Participant's Account shall be made partly in Common Shares, and partly in cash. The number of shares to be included in each such installment payment shall be equal to the number of whole PSU's included in the quotient resulting from dividing (A) the total number of PSU's included in the balance of the PSU Portion of the Participant's Account as of the last day of the calendar year preceding the year in which such payment is to be made, by (B) the number of installment payments remaining to be made; and the amount of cash to be included in each such installment payment shall be determined by multiplying (C) the fractional part of a PSU included in the aforementioned quotient by (D) the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such installment payment is to be made. The last such installment payment shall include a number of Common Shares equal to the whole number of any additional PSU's that are credited to the PSU Portion of the Participant's Account under Section 4.5 during the month preceding the month in which such payment is made, together with cash (in an amount determined in the same manner as described in the preceding sentence) for any fractional part of a PSU that is so credited.

                   (iv) if a Participant should die before receiving all installment payments required to be made with respect to his or her Account, any installment payments remaining to be made at the date of the Participant's death shall be made to the Participant's Beneficiary in the same form, at the same times and in the same amounts, as such payments would have been made to the Participant (A) if he or she had not died, and (B) if the Participant died while still employed, if the Participant's employment had otherwise terminated on the date of his or her death.

         (c) A Participant may elect to have payment with respect to the Interest Portion and the PSU Portion of his or her Account made in the form of a single lump sum payment. Such payment shall consist of (i) a number of Common Shares equal to the number of whole PSU's included in the balance of the PSU Portion of the Participant's Account, and (ii) cash in an amount equal to the sum of (A) the balance of the Interest Portion of the Participant's Account and
(B) an amount determined by multiplying the fractional part, if any, of a PSU included in the balance of the PSU Portion of the Participant's Account by the Average Market Value of one Common Share on the Business Day immediately preceding the date on which such payment is to be made. Such payment shall be made to the Participant or, if the Participant's Account becomes payable by reason of his or her death, to the Participant's Beneficiary. Payment shall be made on the last Business Day of February of the Plan Year following the year in which the Participant's employment with the Corporation and all of its Affiliated Companies terminates. An election under this Section 4.7(c) shall be made in writing, on a form that is provided by the Committee for such purpose and that is filed by the Participant with the Committee at least one year prior to the date on which the Participant's employment with the Corporation and all of its Affiliated Companies terminates. Any election so made may be revoked, and a new election may be made hereunder after such revocation. Any such revocation or new election shall be made in the same manner, and by the same date, as described in the second preceding sentence. No election or revocation of an election made hereunder shall be given effect unless it is made within the time prescribed herein.

         (d) Notwithstanding any other provision in this Section 4.6 to the contrary, payment with respect to any part or all of the Participant's Account balances may be made to the Participant or, if the Participant has died, to the Participant's Beneficiary, on any date earlier than the date on which such payment is to be made pursuant to such other provisions of this Section 4.6 if
(i) the Participant, or his or her Beneficiary, requests such early payment and
(ii) the Committee, in its sole discretion, determines that such early payment is necessary to help the Participant, or his or her Beneficiary, meet an "unforeseeable emergency" within the meaning of Section 1.457-2(h)(4) of the federal Income Tax Regulations. The amount that may be so paid may not exceed the amount necessary to meet such emergency.

4.7      CHANGE IN CONTROL

         In the event of a Change in Control, the provisions of this Section 4.7 shall apply notwithstanding any other provision herein to the contrary (but subject to the proviso contained in the definition of "Change in Control" in
Section 1.2). Upon the occurrence of a Change in Control, the balance of each Participant's Account shall become immediately payable in full. Payment with respect to each Participant's Account balance shall be made to the Participant or, if the Participant has died, to his or her Beneficiary, in the form of a single lump sum cash payment. The amount so payable with respect to each Participant's Account shall be equal to the sum of (i) the balance of the Interest Portion of the Participant's Account, plus (ii) an amount determined by multiplying the aggregate number of PSU's then included in the balance of the PSU Portion of the Participant's Account by the Determined Value of one Common Share.

         All amounts payable to Participants pursuant to this Section 4.7, reduced by any taxes withheld pursuant to Section 6.8, shall be paid to such Participants as soon as practicable following the Change in Control.


                      SECTION 5. BENEFIT EQUALIZATION UNITS

5.1      ACCOUNTS FOR BENEFIT EQUALIZATION UNITS

         As of the time this Plan is adopted by the Corporation, there shall be established on the books and records of the Corporation, for bookkeeping purposes only, an account ("BEU Account") for each Participant, to reflect the Participant's interest in the Benefit Equalization Units awarded to the Participant under the Prior Plan. Upon adoption of the Plan, each Participant's BEU Account shall be credited with a number of Benefit Equalization Units equal to the total number of Benefit

Equalization Units standing to the Participant's credit under Section 5 of the Prior Plan as of the close of business on the day preceding the Chase Merger Closing Date.

         As of the Effective Time, the number of Benefit Equalization Units so credited to each Participant's BEU Account shall be adjusted so as to equal the Adjusted Number of such Benefit Equalization Units.

         A Participant's interest in his or her BEU Account shall be fully vested and nonforfeitable at all times.

5.2      DIVIDEND EQUIVALENTS

         As of each Dividend Payment Date, each Participant's BEU Account shall be credited with additional Benefit Equalization Units, the number of which shall be determined by first (i) multiplying the number of Benefit Equalization Units standing to the Participant's credit in the Participant's BEU Account on the date such dividend was declared by the per-share dollar amount of the dividend so paid, and then (ii) dividing the resulting amount by the Average Market Value of one Common Share on the Dividend Payment Date.

5.3      PAYMENT OF BENEFIT EQUALIZATION UNITS

         Payment with respect to a Participant's Benefit Equalization Units shall be made as soon as practicable after the termination of the Participant's employment with the Corporation and its Affiliated Companies, for any reason. Payment shall be made in the form of (i) a number of Common Shares equal to the number of whole Benefit Equalization Units included in the balance of the Participant's BEU Account as of the last day of the month preceding the month in which such payment is made, and (ii) a cash payment in an amount determined by multiplying (A) the fractional part of the Benefit Equalization Unit included in such balance as of such last day, by (B) the Average Market Value of one Common Share on the business day immediately preceding the date on which such payment is made.

5.4      CHANGE IN CONTROL

         Notwithstanding any other provision herein to the contrary (but subject to the proviso contained in the definition of "Change in Control" in Section 1.2), payment with respect to a Participant's Benefit Equalization Units shall be made in accordance with the provisions of this Section 5.4 in the event of a Change in Control. Upon the occurrence of a Change in Control, the balance of each Participant's BEU Account shall become immediately payable in full. Payment with respect to each Participant's BEU Account balance shall be made in the form of a single cash lump sum payment. The amount so payable with respect to each Participant's BEU Account shall be determined by multiplying the number of Benefit Equalization Units then standing to the Participant's credit in his or her BEU Account, by the Determined Value of one Common Share. All amounts payable to Participants pursuant to this Section 5.4, reduced by taxes withheld pursuant to

Section 6.8, shall be paid to such Participants as soon as practicable following the Change in Control.


                          SECTION 6. GENERAL PROVISIONS

6.1      CERTAIN ADJUSTMENTS TO PLAN SHARES

         In the event of any change in the Common Shares occurring after the Chase Merger Closing Date by reason of any stock dividend, recapitalization, reorganization, merger, consolidation, split-up, combination or exchange of shares, or any rights offering to purchase Common Shares at a price substantially below fair market value, or any similar change affecting the Common Shares, the number and kind of shares represented by Phantom Share Units or Benefit Equalization Units and the number and kind of shares subject to Restrictions shall be appropriately adjusted consistent with such change in such manner as the Committee, in its sole discretion, may deem equitable to prevent substantial dilution or enlargement of the rights granted to, or available for, the Participants hereunder. The Committee shall give notice to each Participant of any adjustment made pursuant to this Section and, upon such notice, such adjustment shall be effective and binding for all purposes.

6.2      SUCCESSOR CORPORATION

         The obligations of the Corporation under the Plan shall be binding upon any successor corporation or organization resulting from the merger, consolidation or other reorganization of the Corporation, or upon any successor corporation or organization succeeding to substantially all of the assets and business of the Corporation. The Corporation agrees that it will make appropriate provision for the preservation of Participants' rights under the Plan in any agreement or plan which it may enter into or adopt to effect any such merger, consolidation, reorganization or transfer of assets.

6.3      NON-ALIENATION OF BENEFITS

         A Participant's rights to payments under the Plan shall not be subject in any manner to anticipation, alienation, sale, transfer, assignment, pledge, encumbrance, attachment, or garnishment by creditors of the Participant or his or her Beneficiary.

6.4      GENERAL CREDITOR STATUS

         Participants shall have no right, title, or interest whatsoever in or to any investments which the Corporation may make to aid it in meeting its obligations under the Plan. Nothing contained in the Plan, and no action taken pursuant to its provisions, shall create or be construed to create a trust of any kind, or a fiduciary relationship between the Corporation and any Participant, Beneficiary, or any other person. To the extent that any person acquires a right to receive payments from the Corporation under the Plan, such right shall be no greater than the right of a general unsecured creditor of the Corporation. The Plan shall constitute a mere promise by the Corporation to make payments in the future of the benefits provided for herein. It is intended that the arrangements reflected in this Plan be treated as unfunded for tax purposes, as well as for purposes of Title I of ERISA. All payments to be made hereunder shall be paid from the general funds of the Corporation and no special or separate fund shall be established and no segregation of assets shall be made to assure payment of such amounts except as expressly set forth in the Plan. In its sole discretion, the Corporation may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Shares or pay cash; provided, however, that, unless the Committee otherwise determines with the consent of the affected Participant, the existence of such trusts or other arrangements shall be consistent with the "unfunded" status of the Plan.

6.5      NO RIGHT TO CONTINUED EMPLOYMENT

         Neither the Plan nor any action taken thereunder shall be construed as giving any employee any right to be retained in the employ of the Corporation or any of its Affiliated Companies.

6.6      AWARDS NOT TREATED AS COMPENSATION UNDER BENEFIT PLANS

         No Award shall be considered as compensation under any employee benefit plan of U.S. Trust Corporation, the Corporation, or any of their Affiliated Companies, except as specifically provided in any such plan or as otherwise determined by the Board of Directors.

6.7      LISTING AND QUALIFICATION OF COMMON SHARES

         The Corporation, in its discretion, may postpone the issuance, delivery, distribution or release of Common Shares pursuant to an Award of Restricted Stock, Performance Share Units or Benefit Equalization Units until completion of such stock exchange listing or other qualification of such shares under any state or federal law, rule or regulation as the Corporation may consider appropriate, and may require any Participant or Beneficiary to make such representations and furnish such information as it may consider appropriate in connection with the issuance or delivery of the shares in compliance with applicable laws, rules and regulations.

6.8      TAXES

         The Corporation or any of its Affiliated Companies may make such provisions and take such steps as it may deem necessary or appropriate for the withholding of all federal, state and local taxes required by law to be withheld with respect to amounts payable under the Plan including, but not limited to (i) deducting the amount so required to be withheld from any other amount then or thereafter payable to a Participant or Beneficiary, (ii) reducing the amount of any Award of Performance Share Units otherwise required to be deferred pursuant to a Participant's election under Section 4.4 of the Prior Plan, by the amount so required to be withheld with respect to such deferred amount, and/or (iii) requiring a Participant or Beneficiary to pay to the Corporation or any of its

Affiliated Companies the amount so required to be withheld as a condition of the issuance, delivery, distribution or release of any Common Shares.

6.9      DESIGNATION AND CHANGE OF BENEFICIARY

         Each Participant shall file with the Committee a written designation of one or more persons as the Beneficiary who shall be entitled to receive any amount, or any Common Shares, payable under the Plan upon his or her death. A Participant may, from time to time, revoke or change his or her Beneficiary designation without the consent of any previously designated Beneficiary by filing a new designation with the Committee. The last such designation received by the Committee shall be controlling; provided, however, that no designation, or change or revocation thereof, shall be effective unless received by the Committee prior to the Participant's death, and in no event shall it be effective as of a date prior to such receipt. If at the date of a Participant's death, there is no designation of a Beneficiary in effect for the Participant pursuant to the provisions of this Section 6.9, or if no Beneficiary designated by the Participant in accordance with the provisions hereof survives to receive any amount or Common Shares that becomes payable under the Plan by reason of the Participant's death, the Participant's estate shall be treated as the Participant's Beneficiary for purposes of the Plan.

6.10     PAYMENTS TO PERSONS OTHER THAN PARTICIPANT

         If the Committee shall find that any Participant or Beneficiary to whom any amount, or any Common Shares, is payable under the Plan is unable to care for his or her affairs because of illness, accident or legal incapacity, then if the Committee so directs, such amount, or such Common Shares, may be paid to such Participant's or Beneficiary's spouse, child or other relative, an institution maintaining or having custody of such person, or any other person deemed by the Committee to be a proper recipient on behalf of such Participant or Beneficiary, unless a prior claim therefor has been made by a duly appointed legal representative of the Participant or Beneficiary. Any payment made under this Section 6.10 shall be a complete discharge of the liability of the Corporation with respect to such payment.

6.11     NO LIABILITY OF COMMITTEE MEMBERS

         No member of the Committee shall be personally liable by reason of any contract or other instrument executed by such member or on his or her behalf in his or her capacity as a member of the Committee nor for any mistake of judgment made in good faith, and the Corporation shall indemnify and hold harmless each member of the Committee, and each employee, officer, director or trustee of the Corporation or any of its Affiliated Companies to whom any duty or power relating to the administration or interpretation of the Plan may be allocated or delegated, against any cost or expense (including counsel fees) or liability (including any sum paid in settlement of a claim with the approval of the Board of Directors) arising out of any act or omission to act in connection with the Plan unless arising out of such person's own fraud or bad faith.

6.12     AMENDMENT OR TERMINATION

         Except as to matters that in the opinion of the Corporation's legal counsel require shareholder approval, any provision of the Plan may be modified as to a Participant by an individual agreement approved by the Board of Directors. The Board of Directors may, with prospective or retroactive effect, amend, suspend or terminate the Plan or any portion thereof at any time; provided, however, that (i) no amendment that would materially increase the cost of the Plan to the Corporation may be made by the Board of Directors without the approval of the shareholders of the Corporation and (ii) no amendment, suspension or termination of the Plan shall deprive any Participant of any rights under the Plan without his or her written consent. Any amendment that the Board of Directors would be permitted to make pursuant to the preceding sentence may also be made by the Committee where appropriate to facilitate the administration of the Plan or to comply with applicable law or any applicable rules and regulations of government authorities.

6.13     GOVERNING LAW

         The Plan shall be governed by and construed in accordance with the laws of the State of New York, without reference to the principles of conflicts of law thereof.